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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 24, 2004

MARKWEST HYDROCARBON, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14841	84-1352233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 Inverness Drive West, Suite 200, Englewood, CO 80112-5000
(Address of principal executive offices)

Registrant's telephone number, including area code: 303-290-8700

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1—Registrant's Business and Operations

ITEM 1.01. Entry into a Material Definitive Agreement.

        On September 24, 2004, MarkWest Hydrocarbon, Inc. ("MarkWest") entered into a sale and purchase of natural gas agreement with Equitable Production Company ("Equitable"), its gas supplier, in which MarkWest agreed to purchase 9,000 dekatherms of natural gas from Equitable per day on average during each calendar month during the term of the agreement. Under the terms of the agreement, MarkWest has agreed to pay Equitable a contract price for the natural gas based on a processing margin. The delivery term of the contract begins October 1, 2004 and continues through December 31, 2009. The agreement is subject to and incorporates the provisions of a certain netting, financial responsibility and security agreement, as described below.

        On September 24, 2004, MarkWest also entered into a firm natural gas processing agreement (Dwale) with Equitable, pursuant to which Equitable granted MarkWest the exclusive right to process all natural gas produced from certain wells for liquid extraction at its Kenova Plant, Boldman Plant or successor plants. Under this agreement, MarkWest will retain a small percentage of Equitable's gas as fuel retainage to process the gas and will be required to return a thermally equivalent volume of gas to Equitable. This agreement will remain in force and effect until February 9, 2015. The agreement is also subject to and incorporates the provisions of a certain netting, financial responsibility and security agreement, as described below.

        On September 24, 2004, MarkWest also entered into a netting, financial and security agreement with Equitable, pursuant to which MarkWest agreed to (i) secure its obligations under all agreements with Equitable with a letter of credit, (ii) pay Equitable a contract buydown fee to renegotiate pre-existing agreements and (iii) allow for right of offset by Equitable between monies owed to and from MarkWest. The letter of credit is to be adjusted at pre-determined dates based on any increases or decreases to Equitable's exposure.

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SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST HYDROCARBON, INC. (Registrant)
Date: September 30, 2004	By:	/s/ JAMES G. IVEY James G. Ivey Chief Financial Officer

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  SECTION 1—Registrant's Business and Operations
  ITEM 1.01. Entry into a Material Definitive Agreement.
SIGNATURE